As filed with the U.S. Securities and Exchange Commission on December 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Battery Future Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1618517
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

51 NW 26th Street, Suite 533

Miami, FL 33127

Telephone: (310) 482-9895

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristopher Salinger

Chief Financial Officer

Battery Future Acquisition Corp.

51 NW 26th Street, Suite 533

Miami, FL 33127

Telephone: (310) 482-9895

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Sakowitz, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Tel: (212) 294-6700	Finn O’Hegarty Maples and Calder (Cayman) LLP c/o PO Box 309, Ugland House Grand Cayman KY1-1104 Cayman Islands Tel: (345) 949-8066	Stephen P. Alicanti, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 Tel: (212) 335-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-261373

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	5,750,000 Units	$10.00	$57,500,000	$5,330.25
Class A ordinary shares included as part of the units(3)	5,750,000 Shares	—	—	—(4)
Redeemable Warrants included as part of the units(3)	2,875,000 Warrants	—	—	—(4)
Class A ordinary shares underlying redeemable warrants	2,875,000 Shares	$11.50	$33,062,500	$3,064.89
Total			$90,562,500	$8,395.14(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-261373).

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $452,812,500 in its Registration Statement on Form S-1, as amended (File No. 333-261373), which was declared effective by the Securities and Exchange Commission on December 14, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $90,562,500 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units, consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant of Battery Future Acquisition Corp., a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1. Each warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50. Warrants may be exercised only for a whole number Class A ordinary shares. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261373) (the “Prior Registration Statement”), initially filed by the Registrant on November 26, 2021 and declared effective by the Securities and Exchange Commission on December 14, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 15, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 15, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-261373) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Maples and Calder.

5.2	Opinion of Winston & Strawn LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Maples and Calder (included on Exhibit 5.1).

23.3	Consent of Winston & Strawn LLP (included on Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of December 2021.

Battery Future Acquisition Corp.
By: /s/ Kristopher Salinger Kristopher Salinger Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Greg Martyr Greg Martyr	Chief Executive Officer (Principal Executive Officer)	December 14, 2021

/s/ Kristopher Salinger Kristopher Salinger	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 14, 2021

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Maples and Calder.

5.2	Opinion of Winston & Strawn LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Maples and Calder (included on Exhibit 5.1).

23.3	Consent of Winston & Strawn LLP (included on Exhibit 5.2).